Exhibit 99.1

Press Release

Clean Harbors Announces Fourth-Quarter
and Year-End 2019 Financial Results

•	Reports Q4 Revenues of $871.0 Million; Full-Year Revenues up 3.4% to $3.4 Billion

•	Increases Q4 Net Income to $24.2 Million, or EPS of $0.43, with Adjusted EPS of $0.42; Full-Year Net Income of $97.7 Million, or EPS of $1.74, with Adjusted EPS of $1.89

•	Achieves 8% Growth in Q4 Adjusted EBITDA to $132.2 Million; Generates Record Full-Year Adjusted EBITDA of $540.3 Million

•	Improves Q4 Adjusted EBITDA Margin by 100 Basis Points to 15.2%; Full-Year Adjusted EBITDA Margin up 90 Basis Points to 15.8%

•	Delivers Full-Year Net Cash from Operating Activities of $413.2 Million and Record Adjusted Free Cash Flow of $208.5 Million

•	Provides 2020 Adjusted EBITDA Guidance of $545 Million to $585 Million and Adjusted Free Cash Flow Guidance of $210 Million to $240 Million

NORWELL, Mass. – February 26, 2020 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the fourth quarter and full year ended December 31, 2019.

“We concluded a strong 2019 with a solid fourth quarter, led by Environmental Services,” said Alan S. McKim, Chairman, President and Chief Executive Officer. “Overall, we leveraged our disposal network of incinerators and landfills, increased operating efficiencies and captured project volumes to drive an 8% increase in Adjusted EBITDA and grew Adjusted EBITDA margin by 100 basis points to 15.2%. Fourth-quarter adjusted free cash flow of $89.4 million contributed to a record $208.5 million of adjusted free cash flow for the full year.”

Fourth-quarter revenues increased to $871.0 million from $858.2 million in the same period of 2018. Income from operations grew 26% to $52.3 million.

Net income for the fourth quarter of 2019 was $24.2 million, or $0.43 per diluted share. This compares with net income for the same period in 2018 of $16.4 million, or $0.29 per diluted share. Adjusted for certain items in both periods, adjusted net income was $23.3 million, or $0.42 per diluted share, for the fourth quarter of 2019, compared with adjusted net income of $13.3 million, or $0.24 per diluted share, in the same period of 2018. (See reconciliation table below)

Adjusted EBITDA (see description below) in the fourth quarter of 2019 increased 8% to $132.2 million from $121.9 million in the same period of 2018.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Q4 2019 Review

“Within our Environmental Services segment, Adjusted EBITDA increased 9%, driving a margin improvement of 140 basis points,” McKim said. “Incineration utilization climbed to 89% from 86% a year ago, as our plants ran efficiently and we generated healthy volumes, fueled by a large project and supported by steady waste streams in our base business. Demonstrating the continued strong volumes we saw in the fourth quarter, our year-end deferred revenue balance was consistent with the end of the third quarter. Historically, during the fourth quarter we typically would see a decrease in our level of deferred revenue due to seasonal slowdowns from customers; this year we did not experience that slowdown. At the same time, landfill volumes increased 40% from the prior year, with healthy base business supported by several project wins. Field Services also had another strong quarter, with revenue growth of 7% that helped offset some weakness in industrial and energy-related businesses, particularly in Western Canada.

“Revenue in our Safety-Kleen segment increased 2%. Steady growth and pricing gains in the branch network offset a challenging environment for Safety-Kleen Oil, where base oil and blended pricing and the value of certain re-refining byproducts came under pressure,” McKim said. “Segment profitability was essentially flat, and margins were down due to these headwinds impacting the Safety-Kleen Oil portion of the business in the fourth quarter. Waste oil collection was stable at 55 million gallons, with a slightly improved charge-for-oil rate year-over-year and sequentially. Our direct lube program, while still below our internal targets, grew by approximately 30% in the quarter.”

2019 Financial Results

Clean Harbors revenues for 2019 increased 3% to $3.41 billion, compared with $3.30 billion in 2018.

Net income for 2019 increased to $97.7 million, or $1.74 per diluted share, compared with net income for 2018 of $65.6 million, or $1.16 per diluted share. Adjusted for certain items from both periods, the Company reported adjusted net income for 2019 of $105.9 million, or $1.89 per diluted share, compared with adjusted net income of $70.8 million, or $1.26 per diluted share, in 2018. (See reconciliation table below)

Adjusted EBITDA (see description below) for 2019 increased 10% to $540.3 million from $491.0 million in 2018. Over the past three-year period the Company’s Adjusted EBITDA has grown at an annual compounded rate of nearly 11%.

“For the full year we achieved steady top-line growth and delivered record Adjusted EBITDA and record adjusted free cash flow,” McKim said. “We exceeded our Adjusted EBITDA margin target with an improvement of 90 basis points. We also advanced our organizational infrastructure and internal systems – including more focus on business analytics and development of robotic process automation tools – to help prepare Clean Harbors for its next stage of growth. Most importantly, for the second consecutive year we achieved the best safety performance in our 40-year history with our incident rate and other key metrics at record low levels. These outstanding safety results and our relentless commitment to safety are not only critical to keeping our workforce safe, but also enhance our ability to win new business, protect the communities in which we operate, and attract and retain talented people.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Business Outlook and Financial Guidance

“Looking ahead, our outlook for profitable growth in 2020 is supported by underlying industry trends, including our customers’ shift toward sustainability and the alignment of our environmental solutions with their objectives,” McKim said. “We start the year with a healthy backlog of waste streams in our disposal facilities. We see ample opportunities to continue to drive high-value waste streams into our network and capitalize on the growth of the U.S. chemical and manufacturing sectors. Our robust pipeline of remediation and waste projects is only likely to increase as the market contemplates its strategy to address widespread PFAS contamination.

“We expect Safety-Kleen to continue to grow in 2020 through its core branch offerings, re-refinery network and direct lube sales program. We are still in the early days for IMO 2020. While we ultimately expect it to benefit us on both ends of our re-refining spread, its longer-lasting and full effects will likely not be known for a few more months. Consequently, our annual guidance assumes no incremental profitability from IMO 2020. We will make every effort to take advantage of market dislocations created by the regulation, but the guidance we’re providing today is based on ongoing strength and gains in our core businesses,” McKim concluded.

For the first quarter, Clean Harbors expects Adjusted EBITDA to increase in line with the full year 2020 due to stable top-line growth, pricing gains and operational efficiencies.

For full-year 2020, Clean Harbors expects:

•	Adjusted EBITDA in the range of $545 million to $585 million, based on anticipated GAAP net income in the range of $104 million to $147 million; and

•	Adjusted free cash flow in the range of $210 million to $240 million, based on anticipated 2020 net cash from operating activities in the range of $405 million to $455 million.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income (loss) or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurements of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three and twelve months ended December 31, 2019 and 2018 (in thousands):

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

	For the Three Months Ended:		For the Twelve Months Ended:
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income	$24,151	$16,431	$97,740	$65,636
Accretion of environmental liabilities	2,512	2,478	10,136	9,806
Depreciation and amortization	77,397	77,939	300,725	298,625
Other (income) expense, net	(905)	4,061	(2,897)	4,510
Loss on early extinguishment of debt	12	19	6,131	2,488
Gain on sale of business	(687)	—	(687)	—
Interest expense, net	18,989	20,139	78,670	81,094
Provision for income taxes	10,747	835	50,499	28,846
Adjusted EBITDA	$132,216	$121,902	$540,317	$491,005
Adjusted EBITDA Margin	15.2%	14.2%	15.8%	14.9%

This press release includes a discussion of net income and earnings per share adjusted for the loss on early extinguishment of debt, the gain on sale of business, the impact of U.S. tax law changes, the impacts of tax-related valuation allowances and other tax-related benefits and charges as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following shows the difference between net income to adjusted net income, and earnings per share to adjusted earnings per share for the three and twelve months ended December 31, 2019 and 2018 (in thousands, except per share amounts):

	For the Three Months Ended:		For the Twelve Months Ended:
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Adjusted net income
Net income	$24,151	$16,431	$97,740	$65,636
Loss on early extinguishment of debt, net of tax	366	157	4,650	1,892
Gain on sale of business, net of tax	(687)	—	(687)	—
Adjustments related to tax law changes	—	(288)	—	(288)
Tax-related valuation allowances and other*	(536)	(3,025)	4,226	3,568
Adjusted net income	$23,294	$13,275	$105,929	$70,808

Adjusted earnings per share
Earnings per share	$0.43	$0.29	$1.74	$1.16
Loss on early extinguishment of debt, net of tax	0.01	—	0.08	0.03
Gain on sale of business	(0.01)	—	(0.01)	—
Adjustments related to tax law changes	—	—	—	—
Tax-related valuation allowances and other*	(0.01)	(0.05)	0.08	0.07
Adjusted earnings per share	$0.42	$0.24	$1.89	$1.26

* For the three and twelve months ended December 31, 2018, other amounts include a $7.1 million benefit, or $0.13 per share, related to tax benefits from impacts of prior period tax filing amendments.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted Free Cash Flow Reconciliation

Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, such as taxes paid in connection with divestitures, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows (in thousands):

	For the Three Months Ended:		For the Twelve Months Ended:
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Adjusted free cash flow
Net cash from operating activities	$128,517	$125,995	$413,192	$373,210
Additions to property, plant and equipment	(41,791)	(42,622)	(216,324)	(193,344)
Proceeds from sale and disposal of fixed assets	2,707	9,334	11,655	15,445
Adjusted free cash flow	$89,433	$92,707	$208,523	$195,311

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2020
Projected GAAP net income	$104	to	$147
Adjustments:
Accretion of environmental liabilities	11	to	10
Depreciation and amortization	300	to	290
Interest expense, net	77	to	75
Provision for income taxes	53	to	63
Projected Adjusted EBITDA	$545	to	$585

Adjusted Free Cash Flow Guidance Reconciliation

An itemized reconciliation between projected net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2020
Projected net cash from operating activities	$405	to	$455
Additions to property, plant and equipment	(225)	to	(250)
Purchase and capital improvements of corporate headquarters	20	to	25
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$210	to	$240

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially including, without limitation, those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

Michael L. Battles	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended:		For the Twelve Months Ended:
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenues	$871,005	$858,204	$3,412,190	$3,300,303
Cost of revenues (exclusive of items shown separately below)	615,768	594,857	2,387,819	2,305,551
Selling, general and administrative expenses	123,021	141,445	484,054	503,747
Accretion of environmental liabilities	2,512	2,478	10,136	9,806
Depreciation and amortization	77,397	77,939	300,725	298,625
Income from operations	52,307	41,485	229,456	182,574
Other income (expense), net	905	(4,061)	2,897	(4,510)
Loss on early extinguishment of debt	(12)	(19)	(6,131)	(2,488)
Gain on sale of business	687	—	687	—
Interest expense, net	(18,989)	(20,139)	(78,670)	(81,094)
Income before provision for income taxes	34,898	17,266	148,239	94,482
Provision for income taxes	10,747	835	50,499	28,846
Net income	$24,151	$16,431	$97,740	$65,636
Earnings per share:
Basic	$0.43	$0.29	$1.75	$1.17
Diluted	$0.43	$0.29	$1.74	$1.16

Shares used to compute earnings per share — Basic	55,806	55,927	55,845	56,148
Shares used to compute earnings per share — Diluted	56,124	56,207	56,129	56,340

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$371,991	$226,507
Short-term marketable securities	42,421	52,856
Accounts receivable, net	644,738	606,952
Unbilled accounts receivable	56,326	54,794
Deferred costs	21,746	18,770
Inventories and supplies	214,744	199,479
Prepaid expenses and other current assets	48,942	42,800
Total current assets	1,400,908	1,202,158
Property, plant and equipment, net	1,588,151	1,561,978
Other assets:
Operating lease right-of-use assets	162,206	—
Goodwill	525,013	514,189
Permits and other intangibles, net	419,066	441,875
Other	13,560	18,121
Total other assets	1,119,845	974,185
Total assets	$4,108,904	$3,738,321
Current liabilities:
Current portion of long-term obligations	$7,535	$7,535
Accounts payable	298,375	276,461
Deferred revenue	73,370	61,843
Accrued expenses	276,540	233,405
Current portion of closure, post-closure and remedial liabilities	23,301	23,034
Current portion of operating lease liabilities	40,979	—
Total current liabilities	720,100	602,278
Other liabilities:
Closure and post-closure liabilities, less current portion	68,368	60,339
Remedial liabilities, less current portion	98,155	107,575
Long-term obligations, less current portion	1,554,116	1,565,021
Operating lease liabilities, less current portion	121,020	—
Deferred taxes, unrecognized tax benefits and other long-term liabilities	277,332	233,352
Total other liabilities	2,118,991	1,966,287
Total stockholders’ equity, net	1,269,813	1,169,756
Total liabilities and stockholders’ equity	$4,108,904	$3,738,321

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Year Ended:
	December 31, 2019	December 31, 2018
Cash flows from operating activities:
Net income	$97,740	$65,636
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	300,725	298,625
Allowance for doubtful accounts	2,408	15,817
Amortization of deferred financing costs and debt discount	3,809	3,846
Accretion of environmental liabilities	10,136	9,806
Changes in environmental liability estimates	(332)	2,147
Deferred income taxes	8,005	19,089
Other (income) expense, net	(2,897)	4,510
Stock-based compensation	17,816	16,792
Gain on sale of business	(687)	—
Loss on early extinguishment of debt	6,131	2,488
Environmental expenditures	(18,701)	(10,115)
Changes in assets and liabilities, net of acquisitions
Accounts receivable and unbilled accounts receivable	(33,271)	(79,563)
Inventories and supplies	(15,869)	(26,958)
Other current assets	(14,421)	(7,946)
Accounts payable	7,153	46,915
Other current and long-term liabilities	45,447	12,121
Net cash from operating activities	413,192	373,210
Cash flows used in investing activities:
Additions to property, plant and equipment	(216,324)	(193,344)
Proceeds from sale and disposal of fixed assets	11,655	15,445
Acquisitions, net of cash acquired	(29,363)	(151,023)
Additions to intangible assets, including costs to obtain or renew permits	(3,904)	(4,688)
Purchases of available-for-sale securities	(35,836)	(44,772)
Proceeds from sale of available-for-sale securities	51,202	28,723
Proceeds from sale of business, net of transactional costs	4,714	—
Net cash used in investing activities	(217,856)	(349,659)
Cash flows used in financing activities:
Change in uncashed checks	(3,705)	132
Tax payments related to withholdings on vested restricted stock	(7,429)	(3,266)
Repurchases of common stock	(21,390)	(45,080)
Deferred financing costs paid	(10,079)	(4,027)
Payments on finance leases	(586)	—
Premiums paid on early extinguishment of debt	(2,701)	(1,238)
Principal payments on debt	(852,535)	(405,768)
Proceeds from issuance of debt, net of discount	845,000	348,250
Borrowing from revolving credit facility	—	50,000
Payment on revolving credit facility	—	(50,000)
Net cash used in financing activities	(53,425)	(110,997)
Effect of exchange rate change on cash	3,573	(5,446)
Increase (decrease) in cash and cash equivalents	145,484	(92,892)
Cash and cash equivalents, beginning of year	226,507	319,399
Cash and cash equivalents, end of year	$371,991	$226,507
Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$60,852	$89,171
Income taxes paid	27,035	20,036
Non-cash investing activities:
Property, plant and equipment accrued	30,964	15,657
Payable for estimated purchase price adjustment	—	4,032

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
Revenue	December 31, 2019			December 31, 2018
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$542,249	$35,849	$578,098	$535,426	$35,527	$570,953
Safety-Kleen	328,545	(35,022)	293,523	322,821	(34,823)	287,998
Corporate Items	211	(827)	(616)	(43)	(704)	(747)
Total	$871,005	$—	$871,005	$858,204	$—	$858,204

	For the Twelve Months Ended:
Revenue	December 31, 2019			December 31, 2018
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$2,092,363	$144,705	$2,237,068	$2,003,843	$137,351	$2,141,194
Safety-Kleen	1,318,691	(140,562)	1,178,129	1,295,355	(134,073)	1,161,282
Corporate Items	1,136	(4,143)	(3,007)	1,105	(3,278)	(2,173)
Total	$3,412,190	$—	$3,412,190	$3,300,303	$—	$3,300,303

	For the Three Months Ended:		For the Twelve Months Ended:
Adjusted EBITDA	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Environmental Services	$117,248	$107,821	$446,284	$380,856
Safety-Kleen	66,800	67,574	282,378	282,029
Corporate Items	(51,832)	(53,493)	(188,345)	(171,880)
Total	$132,216	$121,902	$540,317	$491,005

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com